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                                   EXHIBIT 21

                   MARSH SUPERMARKETS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                                                             NAME UNDER WHICH
                                                                                 BUSINESS
                                                          STATE OF        DONE IF DIFFERENT FROM
                                                        INCORPORATION       NAME SPECIFIED IN
            NAME AS SPECIFIED IN CHARTER               OR ORGANIZATION           CHARTER
- -----------------------------------------------------  ---------------   ------------------------
Marsh Drugs, Inc.....................................    Indiana
Marsh Village Pantries, Inc..........................    Indiana         Village Pantry
Mundy Realty, Inc....................................    Indiana
Mar Properties, Inc..................................    Indiana
Marlease, Inc........................................    Indiana
Marsh International, Inc.............................    Indiana
Maraines Greenery, Inc...............................    Indiana         Floral Fashions
Ron-Michael, Inc.....................................    Indiana
Convenience Store Distributing Company...............     Ohio           CSDC
Marsh P.Q., Inc......................................    Indiana
S.C.T., Inc..........................................    Indiana
North Marion Development Corp........................    Indiana
C. E. Publishing, Inc................................    Indiana
Contract Transport, Inc..............................    Indiana
Alltimate Catering, LLC..............................    Indiana         Crystal Catering
LoBill Foods, LLC....................................    Indiana         LoBill

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